Exhibit 5.1 and 23.1

[WILLIAMS MULLEN LETTERHEAD]

Direct Dial: 804.783.6432

rspicer@williamsmullen.com

November 6, 2003

Board of Directors
Premier Community Bankshares, Inc.
4095 Valley Pike

Winchester, Virginia 22602

Ladies and Gentlemen:

This letter is in reference to the Registration Statement on Form S-1, as amended (the  “Registration Statement”), filed by Premier Community Bankshares, Inc. (the  “Company”) with the Securities and Exchange Commission (the “Commission”) for the registration under the Securities Act of 1933, as amended, of 287,500 shares of the Company’s common stock, par value $1.00 per share  (“Common  Stock”), which shares are proposed to be offered to the public pursuant to an Underwriting Agreement filed as an exhibit to the Registration Statement (the “Offering”).

         We have examined such corporate proceedings, records and documents as we considered necessary for the purposes of this opinion.

         The opinion expressed herein is limited in all respects to the application of the law of the Commonwealth of Virginia.

         Based on the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that the aforementioned shares of Common Stock, when issued against payment therefor pursuant to the Offering, will be validly issued, fully paid and non-assessable under the laws of the Commonwealth of Virginia.

Board of Directors

November 6, 2003

Our opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date.  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement.

Very truly yours,

WILLIAMS MULLEN

By: /s/ Robert E. Spicer, Jr.

Robert E. Spicer, Jr., a Shareholder

A Professional Corporation

MICHIGAN  •  VIRGINIA  •  WASHINGTON, D.C.  •  LONDON

Two James Center   1021 East Cary Street (23219)   P.O. Box 1320   Richmond, VA 23218-1320   Tel: 804.643.1991   Fax: 804.783.6507 www.williamsmullen.com